Exhibit 10.57

FAR EAST ENERGY CORPORATION

RESTRICTED STOCK AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Far East Energy Corporation (the "Company"), a Nevada corporation, hereby grants to Garry Ward, an employee (the "Holder"), shares of the common stock, $0.001 par value per share, of the Company ("Shares"), which are subject to certain restrictions and to a risk of forfeiture upon the terms set forth in this restricted stock agreement (this "Agreement"):

WHEREAS, the Holder has been granted the following award (the "Award") in connection with his or her retention as an employee and as compensation for services rendered;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.    Grant. The Holder is hereby granted 115,625 Shares, subject to certain restrictions and a risk of forfeiture (the "Restricted Shares").  The Restricted Shares are granted as of December 27, 2007 (the "Date of Grant").

2.    Vesting of Award. Subject to Sections 3 and 8 below and the other terms and conditions of this Agreement, the Restricted Shares shall vest on the first to occur of (i) the date the Holder experiences a Termination of Service without "cause" (as such term is defined by the Committee (as defined below) in its sole discretion), (ii) the date of a Change in Control, as defined in Section 8, or (iii) with respect to one-half of the Restricted Shares on April 1, 2008 and with respect to the remaining one-half of the Restricted Shares on May 1, 2008.  Notwithstanding the foregoing to the contrary, no Shares shall vest for any reason prior to January 1, 2008.

3.    Effect of Termination of Service; Forfeiture of Unvested Shares.  Subject to Section 8 below and the other terms and conditions of this Agreement, notwithstanding Section 2 above, upon a Termination of Service (as defined below) for any reason prior to the vesting of the Restricted Shares, the unvested Restricted Shares shall be immediately forfeited.  For purposes of this Agreement, "Termination of Service" shall mean a Holder's termination of service with the Company, its Subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section thereto) and Affiliates (as defined below). A Termination of Service of an employee or director of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Compensation Committee of the Board of Directors of the Company (or if there is no such committee, then the Board of Directors of the Company) (the "Committee"), or in the case of transfers between locations of the Company or its Subsidiaries. For purposes of this Agreement, "Affiliate" shall mean any entity (i) 20% or more the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company's stockholders, even if the Company thereafter owns less than 20% of the voting equity.

4.    Certificates. Each certificate representing the Restricted Shares (the "Restricted Certificate") shall be dated the Date of Grant, registered in the Holder's name, and bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares (the "Restrictive Legend").  Until the Restricted Shares represented by the Restricted Certificate have vested, the Restricted Certificate must remain in the physical possession of the Company.  Upon the vesting of the Restricted Shares pursuant to Sections 2 or 8 of this Agreement, the Restrictive Legend shall be removed and the certificate representing vested Shares may be delivered to the Holder.

5.    Rights of a Shareholder. The Holder shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.  Any Shares received as a dividend on the Restricted Shares or in connection with a stock split of the Restricted Shares will be subject to the same restrictions as the Restricted Shares.

6.    Nontransferability.  Prior to the vesting of the Restricted Shares, this Award, or any interest therein, shall not be transferable by the Holder except by will or the laws of descent and distribution.

7.    Transfer of Shares.  The vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions this Agreement.

8.    Effect of Change of Control.  Subject to the terms of this Section 8 and the other terms of this Agreement, if, on or before the date ending twenty-four (24) months following the occurrence of a Change of Control (as defined below), there is Termination of Service of the Holder for any reason (other than for cause as determined by the Committee in its good faith reasonable judgment), then the Restricted Shares shall become immediately vested in full and all restrictions of transfer shall terminate on the date of such Termination of Service; provided that prior to the occurrence of a Change of Control, the Committee, in its sole discretion and without consent of the Holder, may determine that the unvested Restricted Shares shall vest and the restrictions relating to transfer shall terminate effective upon the occurrence of a Change of Control.

For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

(i) any Person (as used for purposes of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (or any successor rule thereto)) becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto)), directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger or consolidation, unless such reorganization, merger or consolidation constitutes a Change of Control under clause (ii) of this Section 8;

(ii) the consummation of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation;

(iii) the (A) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (B) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv) during any period of twenty-four months, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii) or (iii) of this Section 8, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(v) the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

9.    Lock Up Agreement.  The Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Holder shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Shares that may vest during such period of time, without the prior written consent of the Company or such underwriters, as the case may be.

10.    Expenses of Issuance of Shares.  The issuance of stock certificates representing the Shares, in whole or in part, shall be without charge to the Holder.  The Company shall pay, and indemnify the Holder from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of shares hereunder.

11.    Withholding.  Prior to the vesting of the Restricted Shares, the Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the vesting of the Restricted Shares and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Holder, federal, state and local taxes of any kind required by law to be withheld upon the vesting of the Restricted Shares; provided however, that the Holder shall have the right, but not the obligation, to satisfy any federal, state or local taxes of any kind required by law to be withheld upon the vesting of the Restricted Shares by the withholding by the Company of such number of Shares as have an aggregate Fair Market Value (as defined below) on the date of vesting equal to the amount of any federal, state or local taxes of any kind required by law to be withheld.  For purposes of this Agreement, "Fair Market Value" shall mean, on a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

12.    References. References herein to rights and obligations of the Holder shall apply, where appropriate, to the Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

13.    No Right to Continued Employment of Service.  The Award made under this Agreement shall not impose any obligation on the Company, its Subsidiaries or its Affiliates to continue the service of the Holder or lessen the Company's, Subsidiary's or Affiliate's right to terminate the service of the Holder.

14.    Not Compensation for Benefit Plans.  This Agreement shall not be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

15.    Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.  The Holder agrees that the breach or alleged breach by the Company of (i) any covenant contained in another agreement (if any) between the Company and the Holder or (ii) any obligation owed to the Holder by the Company, shall not affect the validity or enforceability of the covenants and agreements of the Holder set forth herein.

16.    Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Far East Energy Corporation
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060
Attn.: Secretary

If to the Holder:

Garry Ward
c/o Far East Energy Corporation
363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060

17.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

18.    Entire Agreement.  This Agreement and any employment agreement with the Holder constitute the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement provided however that it shall not be deemed to amend or modify any of the terms and conditions of any employment agreement with the Holder.

19.    Modifications.  No change or modification, other than adjustment of the exercise or purchase price or the number of shares of common stock purchasable pursuant to this Agreement, of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however that the Holder hereby covenants and agrees to execute any amendment of this Agreement which shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code.

20.    Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

21.    Conflict.  To the extent the provisions of this Agreement conflicts with the terms and conditions of any written agreement between the Company and the Holder, the terms and conditions of such agreement shall control.  In furtherance of and without limiting the foregoing, in the event of any conflict between the provisions hereof and the provisions of any employment agreement with the Holder with respect to the vesting of the Restricted Shares granted hereunder or the effect of a Change in Control or the vesting of the Restricted Shares upon or following a Change in Control, the provisions of such employment agreement shall apply.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Date of Grant.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath
Name:	Michael R. McElwrath
Title:	President and Chief Executive Officer

HOLDER

/s/ Garry Ward
Garry Ward